EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Constant Contact, Inc. for the fiscal year ended December 31, 2009 (the “Annual Report”), as filed with the Securities and Exchange Commission, I, Steven R. Wasserman, Vice President and Chief Financial Officer, certify, to the best of my knowledge and belief, pursuant to Rule 13a-14(b) and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in this Annual Report fairly presents, in all material respects, the financial condition and results of operations of Constant Contact, Inc.

/s/  Steven R. Wasserman
Steven R. Wasserman
Vice President and Chief Financial Officer

Date: March 10, 2010

This certification accompanies this Annual Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by Constant Contact, Inc. for purposes of Section 18 of the
Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section.
This certification shall not be deemed incorporated by reference in any filing under the Securities
Act of 1933 or Securities Exchange Act of 1934, except to the extent that Constant Contact, Inc.
specifically incorporates it by reference.